FUND ADMINISTRATION SERVICING AGREEMENT



          This Agreement is made and entered into as of this 27th day of August, 1999, by and between The Jacob Internet Fund, a Maryland Corporation organized under the laws of the State of Maryland (hereinafter referred to as the
"Company")  on  behalf  of any of its  series  as  described  in Part IV of this
Agreement (each such series is hereafter referred to as a "Fund" and, collectively as the "Funds"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "Firstar").

          WHEREAS, The Company is a open-ended management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, Firstar is in the business of providing fund administration services for the benefit of its customers.

          NOW, THEREFORE, the Company and Firstar do mutually promise and agree as follows:

I.         Appointment of Administrator

           The Company hereby appoints Firstar as Administrator of the Funds on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

II.        Duties and Responsibilities of Firstar

           A.     General Fund Management

                  1.   Act as liaison among all fund service providers.

                  2.   Coordinate corporate formalities and Board communication
                       by:

                       a. preparing and distributing meeting agendas and board materials including board resolutions and various financial, administrative and regulatory reports;

                       b. attending all regular or special board meetings, preparing and distributing minutes of such meetings and maintaining the corporate records and minute book for the Company;

                       c. updating directors' and officers' biographical information and questionnaires; and

                       d.         evaluating independent auditor.

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                  3.   Audits

                       a. Prepare appropriate schedules and assist independent auditors.
                       b. Provide information to SEC and facilitate audit process.
                       c. Provide office facilities for auditors and SEC staff as appropriate.

                  4. Assist in overall operations of the Company, including the provision of office facilities, executive and administrative services and Firstar personnel to serve as officers of the Company to facilitate Company operations, all at Firstar's expense with the exception of the costs incurred when attending Board of Companyee meetings; and to provide stationary and office supplies at the Company's expense.

                  5. Create and maintain operations and compliance calendars and/or a compliance manual for the Company, detailing schedules for the various responsibilities of Firstar.

                  6. Shareholder Communications. Coordinate printing and distribution of prospectuses, statements of additional information, stickers (supplements) to prospectuses or statements of additional information, annual and semi-annual shareholder reports and proxy statements.

           B.     Compliance

                  1.   Regulatory Compliance

                       a. Periodically monitor compliance with 1940 Act requirements, including:

                            1)  Asset  diversification  tests;
                            2)  Total  return and yield  calculations;
                            3)  Code  of  ethics  for  independent,
                                disinterested directors;
                            4)  Compliance with  fidelity bond coverage require-
                                ments  of Rule 17g-1  under the 1940 Act; and
                            5)  Compliance   with  the  NASD  sales charge rule,
                                including the calculation   and  monitoring  of
                                the sales charge cap and remaining amount for asset-based sales charges.

                       b. Periodically monitor and report at Fund's quarterly board meeting or more frequently as required, compliance with the policies investment limitations and reinvestment restrictions of each Fund as set forth in its prospectus and statement of additional information.

                  2.   Blue Sky Compliance

                       a. Prepare and file with the appropriate state securities authorities any and all required compliance or notice filings relating to the sales, qualification or registration of the securities of each Fund so as to enable


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                            each  Fund  to  make a  continuous  offering  of its
                            shares in the fifty states, Puerto Rico, U.S. Virgin Islands, and Guam ("Blue Sky Jurisdictions").

                       b.   Monitor  sales  and  qualification  status  and make
                            appropriate   renewal   filings  in  each  Blue  Sky
                            Jurisdiction.

                       c. File prospectuses, statements of additional information or proxy statements for the Company in Blue Sky Jurisdictions as requested by the Company or such jurisdictions.

                  3.   SEC Registration and Reporting

                       a. Assist in the preparation and filing of post-effective amendments to the Company's Registration Statement on Form N-1A to reflect the addition or deletion of Funds, general amendments, or annual updates including the preparation of Financial Data Schedules; and prepare and file supplements ("stickers") to any prospectus or statement of additional information for a Fund.

                       b. Prepare and file annual and semi-annual reports to shareholders as required under the 1940 Act, along with annual and semiannual reports on Form N-SAR (which shall be series and class-specific, as appropriate).

                       c. Assist in the preparation and filing of proxy statements, as requested by the Company (matters to be voted on may be class-specific), prepare minutes of shareholder meetings, and record ballot results and interface with proxy solicitation companies as required.

                       d. Prepare and file documents required to report and calculate Federal securities registration fees (such as notices on Form 24F-2).

                       e.   File   fidelity   bond  and  any   joint   insurance
                            agreements as required by Rule 17g-1 under the 1940 Act.

                       f. Provide for the EDGAR-ization or other appropriate preparation of all documents described above which must be filed electronically with the SEC.

                  4.   IRS Compliance

                       a. Periodically monitor the Company's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended, through review of the following:

                            1)        Asset diversification requirements;
                            2)        Qualifying income requirements; and


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                            3)        Distribution requirements.

                       b.   Monitor short testing as required.

                       c.   Calculate   required   distributions   as   required
                            (including excise tax distributions).

           C.     Financial Reporting

                  1. Prepare monthly expense reports (by series and class where appropriate) including expense figures and accruals, monitoring of expense caps or reimbursements and calculation of advisory fees and 12b-1 accruals or payments; and calculate expense ratios for quarterly, semiannual or annual periods.

                  2. Prepare unaudited financial statements (by series and class where appropriate) for use in shareholder reports or prospectuses and statements of additional information.

                  3. Prepare other monthly operational reports as required including:

                       a. Sales figures (including shares sold, redeemed and reinvested, changes in share price in net sales and numbers of shareholders);

                       b. Performance information (including total return or yield for the month, quarter, year-to-date, fiscal year or average annual one-, five- or ten-year periods); and

                       c.    Portfolio information  (including turnover, top ten
                             holdings,   book   gains/losses   per  share;   net
                             income/book income per share; basis).

                  4. Provide financial data required by Fund prospectus and statements of additional information.

                  5. Prepare financial reports for shareholders, the board, the SEC, and independent auditors.

                  6. Supervise the Company's Custodian and Fund Accounts in the maintenance of each Funds general ledger and in the preparation of each Fund's financial statements including oversight of expense accruals and payments, of the determination of net asset value of each Fund and of the Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders.

           D.     Tax Reporting

                  1. Prepare and file on a timely basis appropriate federal and state tax returns including forms 1120/8613 with any necessary schedules.


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                  2.    Prepare state income breakdowns where relevant.

                  3. File 1099 Miscellaneous for payments to directors and other service providers.

                  4.    Monitor wash losses.

                  5.    Calculate   eligible   dividend   income  for  corporate
                        shareholders.

III.       Compensation

           The Company agrees to pay Firstar for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

           These fees may be changed from time to time, subject to mutual written Agreement between the Company and Firstar.

           The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

IV.        Additional Funds

           In the event  that the  Company  establishes  one or more  Funds with respect to which it desires to have Firstar render fund administration services, under the terms hereof, it shall so notify Firstar in writing, and if Firstar agrees in writing to provide such services, such Funds will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by Firstar on a discrete basis. The Funds currently covered by this Agreement are: Jacob Internet Fund.

V.         Performance of Services; Limitation of Liability

           A. Firstar shall exercise reasonable care in the performance of its duties under this Agreement. Firstar shall not be liable for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Firstar's control, except a loss resulting from Firstar's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless Firstar from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which Firstar may sustain or incur or which may be asserted against Firstar by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Companyees of the Company.

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                  In  the  event  of  a  mechanical   breakdown  or  failure  of
                  communication  or power supplies  beyond its control,  Firstar
                  shall  take  all   reasonable   steps  to   minimize   service
                  interruptions for any period that such interruption continues beyond Firstar's control. Firstar will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Firstar. Firstar agrees that it shall, at all times, have contingency plans, that are comparable to those employed within the financial services industry, with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

                  Regardless  of  the  above,  Firstar  reserves  the  right  to
                  reprocess  and  correct   administrative  errors  at  its  own
                  expense.

           B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Company may be asked to indemnify or hold Firstar harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Firstar will use all reasonable care to notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend Firstar against any claim which may be the subject of this indemnification. In the event that the Company so elects, it will so notify Firstar and thereupon the Company shall take over complete defense of the claim, and Firstar shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. Firstar shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify Firstar except with the Company's prior written consent.

           C. Firstar shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

VI.        Confidentiality

           Firstar shall handle, in confidence, all information relating to the Company's business which is received by Firstar during the course of rendering any service hereunder.

VII.       Data Necessary to Perform Service

           The Company or its agent, which may be Firstar, shall furnish to Firstar the data necessary to perform the services described herein at times and in such form as mutually agreed upon.



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VIII.      Terms of Agreement

           This Agreement shall become effective on and, unless sooner terminated as provided herein, shall continue automatically in effect for successive two year periods, provided that the continuance of the Agreement is approved by a majority of the Directors of the Company. The Agreement may also be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties and will terminate automatically on its assignment unless the parties hereto consent in writing.

IX.        Duties in the Event of Termination

           In the event that, in connection with termination, a successor to any of Firstar's duties or responsibilities hereunder is designated by the Company by written notice to Firstar, Firstar will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Firstar under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which Firstar has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Firstar's personnel in the establishment of books, records, and other data by such successor.

X.         Choice of Law

           This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

XI.        Notices

           Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to Firstar shall be sent to:

                     Firstar Mutual Fund Services, LLC
                     615 East Michigan Street
                     Milwaukee, WI 53202

           and notice to the Company shall be sent to:

                     Jacob Internet Fund
                     1675 Broadway
                     New York, New York 10019

XII.       Records

           Firstar shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company and as required by the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the property of the Company and will be preserved, maintained, and made available with such


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           section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.



       JACOB INTERNET FUND                 FIRSTAR MUTUAL FUND SERVICES, LLC

By:                                      By:
       ---------------------------              ----------------------------

Print:                                   Print:
       ---------------------------              ----------------------------

Title:                                   Title:
       ---------------------------              ----------------------------

Date:                                    Date:
       ---------------------------              ----------------------------

Attest:                                  Attest:
       ---------------------------              ----------------------------

130274v.02
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                                   Schedule A

                       Fund Administration and Compliance

                               Annual Fee Schedule





  o Minimum annual fee per Fund:  $35,000



  o 7 basis points (.0007) on the first $200,000,000 of average daily net assets

  o 5 basis points (.0005) on the next $500,000,000 of average daily net assets

  o 4 basis points (.0004) on the balance



  o Out-of-Pocket expenses, including, but not limited to:

  o Postage

  o Stationary

  o Programming

  o Proxies

  o Retention of Records

  o Special reports

  o Federal and state regulatory filing fees

  o Certain insurance premiums

  o All other out-of-pocket expenses

  o Expenses from Board of Companyees meetings

  o Auditing & legal expenses

  o Fees are billed monthly

130274v.02

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